                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549




                                    FORM 8-K



                                 CURRENT REPORT



                       Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934




       Date of Report (Date of earliest event reported) SEPTEMBER 14, 1999
                                                       -------------------

                                NRG ENERGY, INC.
                                ----------------
             (Exact name of registrant as specified in its charter)


                                    DELAWARE
                                    --------
                 (State or other jurisdiction of incorporation)


       333-33397                                     41-1724239
----------------------                     -------------------------------
(Commission File Number)                   (IRS Employer Identification No.)


      1221 NICOLLET MALL, SUITE 700             MINNEAPOLIS, MN 55403
----------------------------------------------------------------------------
(Address of principal executive offices)                          (Zip Code)



         Registrant's telephone number, including area code   612-373-5300
                                                           ------------------



          (Former name or former address, if changed since last report)

ITEM 5.  OTHER EVENTS

In connection with Northern States Power Company's (NSP) September 14, 1999 meeting with financial analysts, NRG indicated that earnings for the year ended December 31, 1999 are expected to be approximately $62 million or 40 cents per NSP common share.

NRG also indicated that earnings for the year 2000 are expected to be 80 cents or more per NSP common share. The growth in earnings is expected to come primarily in North America and Europe as shown below:




                    NRG EARNINGS ANALYSIS (CENTS/NSP SHARE)

                                       ACTUAL          ESTIMATE          ESTIMATE          ESTIMATE
                                       FIRST            SECOND            TOTAL              YEAR
                                     HALF 1999         HALF 1999           1999              2000
--------------------------------- ----------------- ---------------- ----------------- -----------------
North America                            11                45                56               +
Australia                                 3                 4                 7              Flat
Europe                                    1                11                12               +
Emerging Markets                          3                 2                 5               +
Interest Expense                         -7               -13               -20               -
Corporate Services/
   Business Development                 -10               -10               -20               -
                                        ---               ---               ---               -
   Total                                  1                39                40       >       80(cent)
                                                                                     --

Note: the "+" designations in the year 2000 indicate an expected increase due to the full year impact of projects that were closed in 1999 as well as projects that are expected to close and contribute to earnings prior to December 31, 2000. The "-" designations indicate an expected decrease due to the full year impact of 1999 financing activities and proposed 2000 financing activities as well as the increased support costs associated with a larger asset base.

NRG also provided a summary of acquisitions that have closed or reached full commercial operation in 1999 or are expected to close or reach full commercial operation before December 31, 2000 along with estimated ranges of full year earnings for each project in cents per NSP common share:


                                                                              NRG
                                                   NRG SHARE OF             PROJECT           FULL YEAR
                                                   PROJECT COST             EQUITY            EPS RANGE
          PROJECT                          MW     ($ MILLION)             ($ MILLION)      ((CENT)/NSP Share)
-------------------------------------- ----------- -------------------- ---------------- ---------------------
Huntley/Dunkirk                            1,360          392                  153                6       8
Astoria/Arthur Kill                        1,456          562                  220               16      20
Encina/Ct's                                  609          222                  104                5       7
Somerset                                     229           66                   25                1       2
Oswego *                                   1,700          101                   47                3       5
CL&P *                                     2,235          503                  258               16      20
Cajun *                                      853          537                  172                6       8
ECKG **                                      154          173                   44                1       2
Enfield **                                    99           73                   10                1       3
Other developing projects *                                                                       8      12

Note: EPS forecasts are based on a corporate capital structure with an assumed equity ratio of 50% to 60%. The EPS ranges shown do not include corporate interest and overhead allocations.

* - NRG does not yet own this project but has entered into an agreement to acquire the project
**- NRG owns this project, but the project has not yet achieved full commercial operation


FORWARD-LOOKING STATEMENTS

Forward looking statements above include but are not limited to the future performance of various facilities and expected operating results for future periods.

In addition to any assumptions and other factors referred to specifically in connection with such forward-looking statements, factors that could cause NRG's actual results to differ materially from those contemplated in any forward-looking statements include, among others, the following:

- Economic conditions including inflation rates and monetary or currency exchange rate fluctuations;
- Trade, monetary, fiscal, taxation, and environmental policies of governments, agencies and similar organizations in geographic areas where NRG has a financial interest;
- Customer business conditions including demand for their products or services and supply of labor and materials used in creating their products and services;
- Financial or regulatory accounting principles or policies imposed by the Financial Accounting Standards Board, the Securities and Exchange Commission, the Federal Energy Regulatory Commission and similar entities with regulatory oversight;
- Availability or cost of capital such as changes in: interest rates; market perceptions of the power generation industry, NRG or any of its subsidiaries; or security ratings;
- Factors affecting power generation operations such as unusual weather conditions; catastrophic weather-related damage; unscheduled generation outages, maintenance or repairs; unanticipated changes to fossil fuel, or gas supply costs or availability due to
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     higher demand, shortages, transportation problems or other developments;
     environmental incidents; or electric transmission or gas pipeline system constraints;
- Employee workforce factors including loss or retirement of key executives, collective bargaining agreements with union employees, or work stoppages;
-    Volatility of energy prices in a deregulated market environment;
-    Increased competition in the power generation industry;
- Cost and other effects of legal and administrative proceedings, settlements, investigations and claims;
- Technological developments that result in competitive disadvantages and create the potential for impairment of existing assets;
- Factors associated with various investments including conditions of final legal closing, partnership actions, competition, operating risks, dependence on certain suppliers and customers, domestic and foreign environmental and energy regulations;
- Limitations on NRG's ability to control the development or operation of projects in which NRG has less than 100% interest;
- The lack of operating history at development projects, the lack of NRG operating history at the projects not yet owned and the limited operating history at the remaining projects provide only a limited basis for management to project the results of future operations;
- Risks associated with timely completion of projects located at ECKG and Enfield, including obtaining competitive contracts, obtaining regulatory and permitting approvals, local opposition, construction delays and other factors beyond NRG's control;
- The failure to timely satisfy the closing conditions contained in the definitive agreements for the acquisitions of projects subject to definitive agreements but not yet closed, many of which are beyond NRG's control;
- Factors challenging the successful integration of projects not previously owned or operated by NRG, including the ability to obtain operating synergies;
- Factors associated with operating in foreign countries including: delays in permitting and licensing, construction delays and interruption of business, political instability, risk of war, expropriation, nationalization, renegotiation, or nullification of existing contracts, changes in law, and the ability to convert foreign currency into United States dollars;
- Other business or investment considerations that may be disclosed from time to time in NRG's Securities and Exchange Commission filings or in other publicly disseminated written documents, including NRG's Registration Statement No. 333-33397, as amended.

NRG undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. The foregoing review of factors pursuant to the Act should not be construed as exhaustive.

                                   SIGNATURES


Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                             NRG Energy, Inc
                                             (Registrant)



                                          By /s/
                                             -------------------------------
                                             Leonard A. Bluhm
                                             Executive Vice President and
                                             Chief Financial Officer
                                             (Principal Financial Officer)




Dated:  September 14, 1999
      ----------------------